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                                                                Exhibit 8(a)(ii)

                                                               November 20, 1992


                                  AMENDMENT TO
                                   SCHEDULE B
                              MUTUAL FUND SERVICES
                                SCHEDULE OF FEES


                               Custody Agreement


The Bank of California agrees to perform all its obligations under the attached Custody Agreement for an annual fee of $472,500. The fee is payable in equal monthly installments or as agreed to in writing between the parties.

Any changes in its annual fee shall be based upon the mutual agreement of the parties, hereto, in accordance with an amendment to this Schedule B.


          THE PARKSTONE GROUP OF FUNDS


          By: /s/ G. RONALD HENDERSON
              -----------------------

          Date:
               ----------------------

          THE BANK OF CALIFORNIA, N.A.


          By: /s/ MARY FOWLER
              ---------------

          Mary Fowler, Vice President

          Date: January 19, 1993